EXHIBIT 5:     Attorney Opinion Letter.







Law Offices of
Harold P. Gewerter, Esq., Ltd.
                                         Harold P. Gewerter, Esq.
                                                 Wendy E. Miller*
                                     *Also admitted in California

September 18, 2002

James P. Piccolo
iWizard Holding, Inc.
8043 East Mercer Lane
Scottsdale, AZ 85260

RE: Proposed Sale of Common Stock by Certain Shareholders of iWizard Holding, Inc.

Dear Mr. Piccolo:

At your request, we are rendering this opinion in connection with a proposed sale by certain shareholders ("Selling Shareholders") of iWizard Holding, Inc., a Nevada corporation (the "Company"), of up to 1,774,000 shares of common stock, $0.001 par value (the "Common Stock"). The Selling Shareholders are identified in the Registration Statement on Form SB-2 originally dated September 17, 2002.

We have examined instruments, documents, and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. We have done so in light of Title 17 of the Nevada Revised Statutes Chapters 78 and 90 et. seq. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on such examination and the applicable laws of the State of Nevada, we are of the opinion that 1,774,000 shares of Common Stock to be sold by the Selling Shareholders are, as of the date hereof, duly authorized shares of Common Stock, and have been legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented.

                                      Sincerely
                                      /s/ Harold P. Gewerter
                                      Harold P. Gewerter, Esq

   228 South Fourth Street, Suite 101, Las Vegas, Nevada 89101
     Telephone: (702) 382-1714  *  Facsimile: (702) 382-1759